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                            CENTERPOINT PROPERTIES TRUST

                             DOCS-SM- FINANCING PROGRAM


                                   750,000 SHARES

              (COMMON SHARES OF BENEFICIAL INTEREST, $.001 PAR VALUE)



                               SALES AGENCY AGREEMENT



                                   JULY  20, 1998


DOCS-SM- is a service mark of Brinson Patrick Securities Corporation.

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     THIS SALES AGENCY AGREEMENT (the "Agreement") dated July 20, 1998 between Brinson Patrick Securities Corporation, a corporation having its principal office at One Penn Plaza, 36th Floor, New York, NY 10119 (the "Agent"), and CenterPoint Properties Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the "Company").

     WHEREAS, the Company desires to issue and sell through the Agent up to 750,000 shares (the "Maximum Amount") of common shares of beneficial interest, par value $.001 per share (the "Stock"), on the terms set forth in
Article II hereof.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Agent agree as follows:

                                     ARTICLE I.

                           REPRESENTATIONS AND WARRANTIES

     1.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Agent that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-18235) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus and any such amendment or supplement that was filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration

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Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. The Company may sell up to approximately $13 million of securities in at the market offerings pursuant to the Registration Statement. To the extent the Company desires to sell more than approximately $13 million of securities pursuant to this Agreement, the Company shall file a new registration statement with respect to such shares and shall cause such registration statement to become effective pursuant to Rule 462(b) of the Act. After the effectiveness of said registration statement, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement

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and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

     (e) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the state of its formation with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the laws of such jurisdiction require such qualification, except where the failure to so qualify and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (f) Each significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company has been duly incorporated and is validly existing as a real estate investment trust, corporation, general or limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has power (corporate or other) and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock (or other equity interests) of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise stated in the Registration Statement) is majority-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (g) The outstanding common shares of beneficial interest of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Stock.

     (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company

                                             3

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nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

     (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

     (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (l) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under with giving of notice or lapse of time or both, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental

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agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

     (m) Each of the Company and its subsidiaries has (i) good and indefeasible title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise,
(iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

     (n) Each of the Company and its subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (o) The Company and its subsidiaries have not violated and, to its knowledge, are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules

                                           5

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and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

                                    ARTICLE II.

                          SALE AND DELIVERY OF SECURITIES

     2.1. SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, subject to Section 3.1(h), as exclusive Agent, and the Agent agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock during a maximum of 52 Sales Periods (as hereinafter defined) on the terms set forth herein; provided, however, that the Company shall not be obligated to issue and sell, and the Agent shall not be obligated to use its best efforts to sell, Stock if the Stock is then trading on the Trading Market (as defined below) at a price (after deduction of the Agent's Compensation (as defined below)) lower than the Minimum Price (as defined below). "Minimum Price" means the price per share determined by the Company from time to time in its sole discretion and which is communicated to the Agent by telephone and confirmed promptly by telecopy, each such price to become effective upon receipt of such notice by the Agent and to apply to sales made thereafter.

     The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Agent (the "Clearing Agent") to facilitate the transactions contemplated by this Agreement. The Agent shall effect any sales of the Stock from such account. The Company shall deliver (or cause its transfer agent to deliver) shares of the Stock to such account to settle any such sales. Proceeds from such sales shall be collected in the Trading Account.

     The Stock, up to the Maximum Amount, is to be sold during one or more periods each consisting of five consecutive calendar days, commencing on Monday and ending on Friday (each a "Sales Period"), or such lesser number of days as shall be agreed to by the Company and the Agent. Subject to the terms and conditions hereof, the Agent shall use its best efforts to (i) sell during each such Sales Period that number of shares as determined by the Company from time to time in its sole discretion and which is communicated to the Agent by telephone and confirmed

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promptly by telecopy, each such amount to become effective upon receipt of such notice by the Agent and to apply to Sales Periods thereafter (the "Sales Period Shares") and (ii) sell the entire Maximum Amount during the 52 Sales Periods. The Agent shall sell the shares of Stock only by means of ordinary brokers' transactions on the Trading Market (as hereinafter defined) for the Stock at market prices prevailing at the time of sale. The Trading Market shall be defined as (i) the New York Stock Exchange, Inc., the American Stock Exchange or any national securities exchange on which the Stock is admitted for trading or (ii) the facilities of the Nasdaq Stock Market ("Nasdaq").
The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), at any time and from time to time, suspend the offering of Stock hereunder until the Company notifies the Agent in writing to resume sales under this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice. The Agent shall not solicit or arrange for the solicitation of customers' orders in anticipation of or in connection with such transactions, nor shall it sell short as principal shares of Stock except in connection with customary market making activities in the Company's outstanding securities.

     The net proceeds (the "Net Proceeds") to the Company for the Sales Period Shares sold by the Agent during a Sales Period will equal .98 times the Sales Proceeds. Sales Proceeds shall mean, for a given Sales Period, the aggregate gross sales proceeds for the sale of Sales Period Shares, minus any fees imposed by any governmental or self-regulatory organization with respect to such sales. The compensation payable by the Company to the Agent with respect to the sale of Sales Period Shares sold hereunder (the "Agent's Compensation") shall equal .02 times the Sales Proceeds.

     The Agent shall provide written confirmation to the Company on the business day following the final day of each Sales Period during which sales of Sales Period Shares are made setting forth, with regard to such Sales Period, the dates included in the Sales Period, the number of Sales Period Shares sold, the gross proceeds from the sale of such shares, any fees imposed by any governmental or self-regulatory organization, the Sales Proceeds, the Agent's Compensation and the Net Proceeds to the Company.

     The Company shall effect the delivery of the applicable number of shares of Stock to the Clearing Agent's account at The Depository Trust Corporation on or before the settlement date of each sale hereunder. Proceeds from the sale of Stock shall be available in the Trading Account on the third business day following each sale of Stock hereunder or such later date on which the Clearing Agent actually effects the settlement of such sale (each a "Closing Date"). The Company shall pay the Agent's compensation, in immediately available funds, or the Agent may direct the Clearing Agent to withhold such funds from the Clearing Agent's account and pay the same to the Agent, on each Closing Date.

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     On each Closing Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in the Agreement. Any obligation of the Agent to use its best efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article IV of this Agreement.

                                    ARTICLE III.

                              COVENANTS OF THE COMPANY

     3.1. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agent and the Company that:

     (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock not included in an Delayed Offering of Equity Securities, as defined below) registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing (which in the case of a prospectus supplement filed under Rule 424(b) may be the date of filing where necessary) and the Agent has not reasonably objected thereto; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any

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such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented or any document that is deemed to be incorporated by reference in the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus or any document that is deemed to be incorporated by reference in the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus or any document that is deemed to be incorporated by reference in the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

     (d) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

     (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

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     (g)  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering.

     (h) Unless this Agreement is terminated by the Agent or is terminated by the Company for "cause" (as hereinafter defined), the Company agrees not to engage in, or enter into any agreement with any other party to act as underwriter for, any offering of securities involving a program similar, as reasonably determined by the Agent, to the Agent's DOCS-SM- transaction contemplated by this Agreement (a "Delayed Offering of Equity Securities"), other than a dividend reinvestment or stock purchase plan, until the earlier date to occur (the "Non-Exclusivity Date") of (i) the sale by the Agent of an aggregate of 375,000 shares of Stock under this Agreement and (ii) the date one year from the date of this Agreement. If, during the two-year period following the Non-Exclusivity Date, this Agreement is terminated by the Company without cause or terminates pursuant to Section 7.2, the Company desires to engage another party with respect to a Delayed Offering of Equity Securities, the Company shall deliver to the Agent a written summary of the material terms and conditions of such Delayed Offering of Equity Securities. If, within 15 days of delivery of such written summary, the Agent modifies its program such that, in the reasonable determination of the Company, the Agent's program is at least as beneficial to the Company as is the other Delayed Offering of Equity Securities, then the Company shall maintain its exclusive arrangement with the Agent (subject to submissions, from time to time, of other Delayed Offering of Equity Securities and the Company's and the Agent's respective rights to terminate this Agreement pursuant to Article VII hereof); if the Agent does not so modify its program, the Company shall be able to engage such other party in connection with such Delayed Offering of Equity Securities.

     (i) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

     (j) The Company will not, directly or indirectly, offer or sell any common shares of beneficial interest (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common shares of beneficial interest during the period from the date of this Agreement through the final Closing Date for the sale of Stock hereunder without (a) giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may be determined by the Company in its sole discretion; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) common shares of beneficial interest pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment or stock purchase plan now in effect as such plans may be amended from time to time, and (ii) common shares of beneficial interest issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

     (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Article IV herein.

     (l) Each time that the Registration Statement or the Prospectus shall be amended or supplemented, the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such supplement or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in
Section 4.1(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4.1(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (m) Each time that the Registration Statement or the Prospectus is amended or supplemented, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent (1) a written opinion of Ungaretti & Harris, counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such supplement or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 4.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (n) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Coopers & Lybrand, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 4.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (o) The Company shall use its best efforts to list, subject to notice of issuance, the Stock on the applicable Trading Market.

                                    ARTICLE IV.

                       CONDITIONS OF THE AGENT'S OBLIGATIONS

     4.1. CONDITIONS OF AGENT'S OBLIGATIONS. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Sales Period contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

     (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or any change in the rating assigned to any securities of the Company.

     (d) The Agent shall have received at the date of the commencement of the first Sales Period hereunder (the "Commencement Date") and at every other date specified in Section 3.1(m) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

          (i) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of its jurisdiction of formation, has full power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction set forth on a schedule thereto; to their knowledge, such jurisdictions are the only jurisdictions in which the Company's ownership or leasing of real property or conduct of its business requires such qualification;

          (ii) Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, or partnership or real estate investment trust, as the case may be) in good standing under the laws of the jurisdiction of its incorporation or formation, has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction set forth on a schedule thereto; to their knowledge, such jurisdictions are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; all of the issued outstanding capital stock (or other equity interests) of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (iii) The shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Stock; all corporate action required to be taken for the authorization, issue and sale of the Stock has been validly and sufficiently taken; and the shares of Stock are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement;

          (iv) The Registration Statement has become effective under the Act; (if applicable, the filing of the Prospectus Supplements pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b)); to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

          (v) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

          (vi) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

          (vii) This Agreement has been duly authorized, executed and delivered by the Company;

          (viii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Stock by the Company, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the sale and distribution of the Stock by the Agent;

          (ix) Except for permits and similar authorizations required under the securities or blue sky laws of certain states, no consent, waiver, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the sale of the Stock by the Agent as contemplated hereby and by the Prospectus; and

          (x) Based upon review of such documents, certificates and records as such counsel has deemed necessary to express its opinion, upon its discussions with management of the Company, independent accountants for the Company and with certain shareholders of the Company, and based upon the facts set forth in the Registration Statement, certain assumptions and certain representations made to it by the Company's management and by certain shareholders, such counsel is of the view that, as of the date of its opinion, the Company's form of organization and its share ownership is such as to enable the Company to meet the requirements of the Code for qualification as a real estate investment trust thereunder and that the Company's income, assets and method of operations have allowed it to qualify as a real estate investment trust for its taxable year ended December 31, 1994 and all years thereafter, and its currently contemplated future assets, income and method of operations should put it in a position to qualify to be treated as a real estate investment trust for the calendar year 1998;

     In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each Post-Effective Amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Closing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data included in any of the documents mentioned in this paragraph.

     (e)  At the Commencement Date and at such other dates specified in
Section 3.1(n) hereof, the Agent shall have received a letter from Coopers & Lybrand, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Exhibit I and otherwise in form and substance satisfactory to Agent.

     (f) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of the first business day of each calendar month thereafter (each a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

          (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

          (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

          In addition, on each Certificate Date the certificate shall also reconfirm that the shares of Stock sold during each Sales Period in the immediately preceding month were duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of such Stock had been validly and sufficiently taken.

     (g) At the Commencement Date and on each Closing Date, the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

                                     ARTICLE V.

                          INDEMNIFICATION AND CONTRIBUTION

     5.1.(a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 5(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Article, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Any indemnified party that proposes to assert the right to be indemnified under this Article VI will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article V, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Article V and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Article V unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article V is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for the purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution provided by this Article V shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Article II hereof).

                                    ARTICLE VI.

                 REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

     6.1. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Article V hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

                                    ARTICLE VII.

                                    TERMINATION

     7.1. (a) The Agent shall have the right, by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the Trading Market, or any setting of minimum prices for trading of the Stock on such Trading Market, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(g), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Article, the Agent shall provide the required notice as specified herein.

     (b) The Company shall have the right to terminate this Agreement (i) without cause upon ninety (90) days' prior written notice to the Agent, (ii) if neither Todd Wyche nor Sean O'Brien is then a principal of the Agent upon five (5) days' prior written notice to the Agent or (iii) upon thirty (30) days' prior written notice to the Agent if during any period of sixty (60) consecutive calendar days during which the Company has not imposed any limitations on sales by the Agent hereunder (other than Minimum Price), the Agent fails to sell the lesser of (x) 80% of the aggregate Sales Period Shares for such period or (y) 8% of the reported trading volume that exceeds the Minimum Price by $0.125 or more during such period. If the Company terminates this Agreement pursuant to subsection (i) above, the Company shall pay the Agent liquidated damages in an amount equal to $5,000. For purposes of this Agreement, "cause" shall mean either of the events referred to in
(ii) or (iii) above.

          Except with respect to liquidated damages as expressly set forth above, any termination of this Agreement shall be without liability or obligation of any party to the other party, except that Section 3.1(g),
Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination and except that upon a termination by the Company under subsection (i) of Section 7.1(b) the provisions of Section 3.1(h) also shall remain in full force and effect notwithstanding such termination.

     7.2. Notwithstanding the provisions of Section 3.1(h) hereof, this Agreement shall automatically terminate on the earlier of (i) the first anniversary of the date of this Agreement and (ii) the date on which the Maximum Amount has been sold under this agreement (such date being the "Permitted Termination Date"), unless the Company and the Agent agree in writing to the contrary.

     7.3. The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the earlier of (i) the first anniversary of the date of this Agreement and (ii) the Company's engagement of another party to act as underwriter pursuant to Section 3.1(h) hereof in connection with an Delayed Offering of Equity Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Article 3.1(g),
Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

     7.4. This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1, 7.2 or 7.3 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(g),
Article V and Article VI shall remain in full force and effect.

     7.5. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.

If such termination shall occur during a Sales Period, any Sales Period Shares shall settle in accordance with the provisions of the second to last paragraph of Article II hereof.

                                   ARTICLE VIII.

                                      NOTICES

     8.1. NOTICES. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at Brinson Patrick Securities Corporation, One Penn Plaza, 36th Floor, New York, New York 10119, facsimile number (212) 453-5555, Attention: Sean O'Brien, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 401 N. Michigan Avenue, Suite 3000, Chicago, IL 60611, Attention:
Paul S. Fisher. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                    ARTICLE IX.

                                   MISCELLANEOUS

     9.1. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Article V hereof, and no other person will have any right or obligation hereunder.

     9.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     9.3. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     9.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                   CENTERPOINT PROPERTIES TRUST



                                   By: ____________________________
                                        Name:
                                        Title:



                                   BRINSON PATRICK SECURITIES CORPORATION



                                   By: ____________________________
                                        Name:
                                        Title: